REAL ESTATE PURCHASE CONTRACT

     THIS REAL ESTATE PURCHASE CONTRACT (the "Agreement") is made and entered into by and between COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation ("Seller"), and AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company ("Buyer").

                           WITNESSETH:

     For and in consideration of Ten and 00/100 Dollars ($10.00),
the   agreements  made  herein,  and  other  good  and   valuable
considerations, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The Property. Seller hereby agrees to sell and Buyer hereby agrees to purchase, upon and subject to the terms and conditions herein set forth, Seller's interest in a) that certain Lease between Seller (as successor in interest to Captec Ster Aurora, L.L.C.), as lessor, and Sterling Jewelers, Inc., a Delaware corporation, as lessee (the "Tenant") dated January 23, 2000 (the "Lease") and b) that certain Net Ground Lease between Seller (as successor in interest to Captec Ster Aurora, L.L.C.), as tenant, and Duke-Weeks Realty Limited Partnership, an Indiana limited partnership, as landlord dated October 14, 1999 (the " Prime
Lease")  for   property  located at  1016  N.  Rte.  59,  Aurora,
Illinois as more particularly described in Exhibit "A" (Seller's interest in the Lease and the Prime Lease shall hereinafter be referred to as the "Property").
2. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be ONE MILLION NINE HUNDRED NINETY-TWO
THOUSAND SIX HUNDRED AND NO/100 DOLLARS ($1,992,600.00).  The
Purchase Price shall be paid in federal funds by Buyer to Seller at Closing by wire transfer to such account as Seller may direct.

     3. Earnest Money. Within three (3) days of the Effective Date of this Agreement, Buyer shall deposit the sum of TWENTY-FIVE
THOUSAND AND NO/100 DOLLARS ($25,000.00) as earnest money (the "Earnest Money") with ") with First American Title Insurance Company-National Division, 1900 Midwest Plaza, 801 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Anne DuCharme (the "Escrow Agent"), which sum shall be held by Escrow Agent, in escrow, however, subject to disbursement in accordance with the
terms  and  provisions of this Agreement.   Provided  that  Buyer
furnishes Escrow Agent with a form W-9 containing Buyer's U.S. Taxpayer Identification Number, the Earnest Money shall be held by Escrow Agent in an interest bearing money market savings and interest earned thereon shall be reported under Buyer's U.S. Taxpayer Identification Number. Except as otherwise provided in this Agreement, the Earnest Money shall be credited to and considered as payment of part of the Purchase Price at the time of and upon consummation of the Closing hereunder, and the interest earned thereon shall be delivered to Buyer by Escrow Agent.

     4.   Inspection Period.

          a. Subject to rights of Tenant and the limitations imposed on the Landlord's right of entry under the Lease and tenant's use under the Prime Lease, Buyer's agents, employees and independent contractors shall have fifteen (15) Business Days, commencing upon Seller's delivery of written notice to Buyer that all of the Due Diligence Items have been delivered (the "Inspection Period"), in which to conduct, at Buyer's sole expense, such physical, environmental, engineering and feasibility reports, inspections, examinations, tests and studies as Buyer deems appropriate in an effort to determine whether the Property is suitable for Buyer's intended use of the Property including, without limitation, those matters disclosed by any survey for the Property obtained by Buyer as provided in Paragraph 5 hereof, and those matters related to the title to the Property as provided in Paragraph 6 hereof. During the Inspection Period, Buyer, Buyer's agents, employees and independent contractors shall have the right, subject to rights of Tenant and the limitations imposed on Landlord's right of entry under the Lease, to come onto the Property, at such time as reasonably designated by Seller, for the purpose of conducting the foregoing reports, inspections, examinations, tests and studies. No such report, inspection, examination, test or study shall interfere with use of the Property by Seller or Tenant or violate any law or regulation of any governmental entity having jurisdiction over the Property.
     Buyer shall promptly provide Seller with copies of all documents resulting from or related to such reports, inspections, examinations, tests and studies and surveys performed with respect to the Property upon Buyer's receipt of same. Notwithstanding the foregoing, Buyer shall not conduct any invasive testing. Upon the completion of any inspection, examination, test or study, if any, Buyer shall promptly restore the Property to its former condition. Buyer agrees to indemnify, defend and hold Seller and Tenant harmless from any and all loss and expense (including, without limitation, attorney's fees) resulting from claims and damages (including, but not limited to, injury to, or death of persons, loss or damage to property, the performance of any labor or services for the Buyer, or the release, escape, discharge, emission, spillage, seepage or leakage by Buyer on or from the Property of any hazardous substance or any other violation by Buyer of any environmental law) caused by, arising out of, or incurred in connection with the exercise by Buyer of Buyer's rights under this Paragraph.
     Any provision of this Agreement to the contrary notwithstanding, the indemnification obligation of Buyer under this Paragraph 4 shall survive the Closing or any earlier termination of this Agreement.

          b. Within ten (10) days of the Effective Date, Seller shall provide to Buyer copies of the with the following due diligence items, to the extent such items are in Seller's possession (the "Due Diligence Items"):

             (i)  Seller's most recent Phase I Environmental report.

            (ii) Seller's most recent title insurance policy, including any underlying exception documents.
(iii)     Seller's most recent survey.

            (iv) Copy of the fully executed Lease and Prime Lease, including any memorandums of lease, amendments, assignments, estoppel certificates, commencement agreement or letter agreements thereto.

               (v)  Copy of Tenant's insurance certificate.

               (vi) Building Plans and Specifications.

               (vii)     Any warranties for the improvements on the Property.

     5. Survey. If Buyer desires a survey for the Property, Buyer shall have the same surveyed at its expense prior to the expiration of the Inspection Period described in Paragraph 4
hereof.   If  any  such  survey obtained by Buyer  discloses  any
encroachments or other adverse matters which are unacceptable to Buyer in its sole discretion, Buyer shall be entitled to terminate this Agreement by delivering written notice thereof to
Seller   prior  to  the  expiration  of  the  Inspection  Period,
whereupon this Agreement shall terminate as provided in Paragraph
7 hereof. In the event Buyer shall not terminate this Agreement as a result of the inspections and investigations to be performed by Buyer pursuant to Paragraph 4 hereof, then and in such event Buyer shall be deemed to have agreed to accept title to and acquire the Property from Seller subject to any matters disclosed by or which would be disclosed by any such survey of the Property obtained by Buyer.
6. Title Insurance. Seller shall deliver to Buyer an original Commitment for Title Insurance issued by First American Title Insurance Company, committing to provide a leasehold title insurance polity to insure Buyer's interest in the Prime Lease, as purchaser of the Property, in the amount of the purchase price therefor (hereinafter referred to as the "Commitment"). During the Inspection Period described in Paragraph 4 hereof, Buyer shall determine whether Buyer is willing to accept title to and acquire the Property from Seller subject to the title exceptions set forth in the Commitment (the "Title Exceptions"). In the event that Buyer shall determine that any one or more of the Title Exceptions are unacceptable to Buyer in its sole discretion, Buyer shall be entitled to terminate this Agreement by delivering written notice thereof to Seller on or before the expiration of the Inspection Period, whereupon this Agreement shall terminate as provided in Paragraph 7 hereof. In the event Buyer shall not terminate this Agreement as a result of the investigations and inspections to be performed by Buyer pursuant to Paragraph 4 hereof, then and in such event Buyer shall be deemed to have approved the Title Exceptions and to have agreed to accept title to and acquire the Property from Seller subject to the Title Exceptions. Notwithstanding the foregoing, Seller agrees that it shall be required, at closing, to satisfy any monetary liens which have been placed against the title to the Property by, through or under Seller.

     7. Objections to Investigations. In the event that the results of the inspections, investigations, reviews and feasibility studies to which reference is made in Paragraphs 4, 5 and 6 above are, in Buyer's sole opinion and within Buyer's sole discretion, unacceptable to Buyer for any reason whatsoever or in the event Buyer cannot obtain a commitment for financing to acquire the Property on terms and conditions acceptable to Buyer, in its sole and absolute discretion, and Buyer (i) so notifies Seller of the fact on or before the expiration of the Inspection Period provided in Paragraph 4 hereof and (ii) delivers to Seller any
reports,   materials,   plans,  surveys,  documents   and   other
instruments  which  Buyer  may  have  obtained  from  Seller   to
facilitate Buyer's investigations, then, at Buyer's option and upon Buyer's request, the Earnest Money Deposit lodged by Buyer with Escrow Agent hereunder, together with all interest earned thereon, shall be returned to Buyer and, this Agreement shall thereupon be terminated, null and void, and be of no further force and effect and all parties hereto shall thereupon be relieved and absolved of any further liabilities or obligations whatsoever to each other hereunder, except with respect to those liabilities or obligations hereunder which are expressly stated to survive the termination of this Agreement. The failure of the Buyer to notify Seller of the unacceptability of any such inspections, investigations, reviews and feasibility studies prior to the expiration of the Inspection Period shall constitute a waiver of Buyer's right to terminate this Agreement on account thereof, in which event the Earnest Money Deposit shall be non-refundable to Buyer, except in the event of a default hereunder by Seller.

     8. Landlord's Consent. Buyer and Seller acknowledge that the Prime Lease requires the Seller to obtain the consent and approval of the landlord under the Prime Lease to the assignment of Seller's interest in the Prime Lease to Buyer (the "Landlord's Consent"). Buyer and Seller agree that this Agreement shall be
expressly   contingent  upon  Seller  obtaining  the   Landlord's
Consent.   In  the  event that Seller is  unable  to  obtain  the
Landlord's Consent or before the Closing Date, this Agreement shall thereupon be terminated, null and void, and be of no further force and effect, the Earnest Money Deposit lodged by Buyer with Escrow Agent hereunder, together with all interest earned thereon, shall be returned to Buyer, and all parties hereto shall thereupon be relieved and absolved of any further liabilities or obligations whatsoever to each other hereunder, except with respect to those liabilities or obligations hereunder which are expressly stated to survive the termination of this Agreement.
9.   Deliveries at Closing.

          a. At the time of closing hereunder, Seller shall deliver the following original documents:

               (i) An appropriate "Seller's Affidavit" or other acceptable evidence attesting to the absence of liens, lien rights, rights of parties in possession (other than the Tenant under the Lease) and other encumbrances arising under Seller (other than the Title Exceptions and any matters disclosed by, or which would be disclosed by, any survey obtained by Buyer pursuant to Paragraph 5 above) so as to enable Title Company to delete the "standard" exceptions for such matters from Buyer's leasehold policy of title insurance and otherwise insure any "gap" period occurring between the closing and the recordation of any closing documents.

            (ii) A duly executed Assignment and Assumption of Lease Agreement for the Lease (the "Lease Assignment") in the form attached as Exhibit "B", together with copies of all of the documents assigned thereby.
(iii) A notice addressed to Tenant, signed by Seller, providing notice of the sale of the Property and directing Tenant to send future rent and notices to Buyer.

               (iv) A duly executed Assignment and Assumption of Prime Lease Agreement for the Lease (the "Prime Lease Assignment") in the form attached as Exhibit "B", together with copies of all of the documents assigned thereby.

               (v)  A duly executed counterpart of the closing statement.

            (vi) Such other closing documents as are reasonably necessary and proper in order to consummate the transaction contemplated by this Agreement.

          b. At the time of closing hereunder, Buyer shall deliver the following original documents:

               (i) A duly executed Lease Assignment in the form attached as Exhibit "B".

            (ii) A duly executed Prime Lease Assignment in the form attached as Exhibit "B".

               (iii)     A duly executed counterpart of the closing statement.
(iv) Such other closing documents as are reasonably necessary and proper in order to consummate the transaction contemplated by this Agreement.

     10. Estoppel Certificate. Seller shall use good faith reasonable efforts to obtain and deliver to Buyer by Closing an estoppel certificate ("Estoppel Certificate") signed by the Tenant in a form acceptable to Tenant. If Seller is unable to obtain the Estoppel Certificate, Seller shall not be deemed to have defaulted under this Contract, and Buyer and Seller shall proceed to Closing. Seller shall deliver to Buyer the Estoppel Certificate as soon as practically possible after Closing.

     11. Closing. The Purchase Price and the aforesaid executed closing documents shall be delivered, and the purchase and sale transaction contemplated in this Agreement shall otherwise be consummated (the "Closing" or "Closing Date") on a date mutually agreeable to Seller and Buyer on or before fifteen (15) Business Days after the end of the Inspection Period. The Closing shall occur at the offices of Escrow Agent or at such other location as is mutually agreeable to Buyer and Seller.
12. Closing Costs. Seller shall pay for (i) the premium and related charges for the leasehold title insurance policy to be issued pursuant to the Commitment; (ii) one-half (1/2) of any transfer taxes required to be paid in connection with this transaction; (iii) any recording costs to be paid in connection with any memorandum of assignment of the Lease or Prime Lease; and (iv) any escrow fee. Buyer shall pay for (i) the cost of any mortgagee title policy or endorsements and survey endorsements;
(ii) any taxes on any mortgage entered into by Buyer; (iii) any recording costs on any Buyer mortgage; (iv) the cost of any survey obtained by Buyer and any other costs of Buyer's inspection of the Property; (v) any and all of Buyer's mortgage and loan financing costs incurred in connection with this transaction; and (vi) one-half (1/2) of any transfer taxes
required to be paid in connection with this transaction.   Each
of Buyer and Seller shall bear its own attorneys' fees.
13. Prorations. The following prorations shall be made between Buyer and Seller as of the date of Closing:

          a. Seller shall receive a credit for any ad valorem taxes, assessments, maintenance costs or other costs and expenses advanced by Seller (collectively the "Advances") which (i) are attributable to the Closing Date and the period subsequent thereto, (ii) are reimbursable to Landlord by Tenant pursuant to the Lease, but (iii) have not been received by Seller as of the Closing Date. Seller agrees to remit to Buyer, within thirty
     (30) days of receipt of same, all reimbursements received from Tenant after the Closing Date for all such Advances that are credited to Seller at Closing.

          b. All rent and additional rent under the Lease of the Property (together the "Rent") attributable to the period prior to the Closing Date shall be the property of Seller, and all Rent attributable to the Closing Date and the period subsequent thereto shall be the property of Buyer. If Rent for the month in which the Closing Date occurs has been paid by Tenant to Seller prior to the Closing Date, then such rent shall be the property of Seller and Buyer shall receive a credit for all such Rent attributable to the Closing Date and the period subsequent thereto. If Rent for the month in which the Closing Date occurs has not been paid by Tenant to Seller prior to the Closing Date, then such rent shall be the property of Buyer and Seller shall receive a credit for all such Rent attributable to the period prior to the Closing Date. Any Rent prepaid or due and owing under the Prime Lease shall be prorated as of the Closing. Buyer and Seller each agree to remit to the other, within thirty (30) days after receipt of same, all Rent received by them after the Closing Date which is defined as the property of the other party pursuant to the terms of this subparagraph, which obligation shall expressly survive Closing hereunder.

          c. Ad valorem taxes and assessments for the year of closing hereunder which are not payable by Tenant under the Lease (together the "Taxes") and which are attributable to the period prior to the Closing Date shall be the responsibility of Seller, and such Taxes which are attributable to the Closing Date and the period subsequent thereto shall be the responsibility of Buyer, and shall be prorated accordingly.

     14. Commissions. Buyer and Seller warrant and represent to each other that the sale has not been brought about through the efforts of any broker. Buyer and Seller agree that in the event of a breach of this warranty and representation, the offending party shall indemnify and hold the non-offending party harmless with respect to any loss or claim for brokerage commission, including all attorneys' fees and costs of litigation through appellate proceedings. This paragraph shall expressly survive the Closing under this Agreement.

     15. Property Sold "As-Is". The Property shall be sold and conveyed by Seller and accepted by Buyer in its "as is, where is" condition with all faults, known and unknown, expected and unexpected, without any warranty or representation whatsoever on the part of Seller, express or implied, as to its condition, classification, past or present use, or merchantability, fitness or suitability for any particular purpose, use, design, construction or development, including without limitation any warranty or representation as to surface or subsurface condition, hazardous materials, zoning, or the sufficiency, accessibility and capacity of utilities for Buyer's intended use of the Property, it being agreed that all such risks are to be borne by Buyer and that Buyer is relying solely on its own inspection and investigation of the Property with respect thereto and not on any statement, representation or warranty made by Seller or anyone acting or claiming to act on behalf of Seller, except as specifically otherwise set forth herein.



     16.  Representations and Warranties.

          a. Each party warrants and represents the following to the other:

               (i) It shall perform its duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

            (ii) This Agreement constitutes the valid and binding obligation of each party, enforceable against each party in accordance with the Agreement's terms. All actions required to be taken by each party to authorize it to enter into and carry out this Agreement have been, or prior to the date of closing hereunder shall be, duly and validly taken.

          b.   Seller warrants and represents to Buyer:

               (i) Except for this Agreement, the Prime Lease, the Lease, and those matters disclosed in the materials delivered to Buyer pursuant to Section 4 hereof, it is not aware of any other agreements or leases with respect to the Property.
(ii) To the best of Seller's Knowledge the Lease and the Prime
Lease are in full force and effect; no event has occurred or condition arisen which either constitutes, or would constitute with the passage of time or giving of notice or both, a default by Landlord or Tenant under the Lease or the Prime Lease;

               (iii) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the Assignment of Lease to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

               (iv) Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transaction provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties; and this Agreement, when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms;
(v) There are no outstanding or unpaid claims, actions, or causes of action related to any transaction or obligation entered into or incurred by Seller with respect to the Property prior to the date hereof;

           (vi) The Property has not been used by Seller for the storage or disposal of any hazardous or toxic substance as defined in any applicable state or federal law governing or relating to the environment;

            (vii) Seller is not a "foreign person" (as defined in Section 1445(f) (3) of the Internal Revenue Code and regulations issued thereunder); and
(viii) To the best of Seller's Knowledge Seller has received no written notice that, and has no actual knowledge of: (a) any condition on or about the Property which would cause the Property or any part thereof to be in violation of, or out of compliance with, any building codes, zoning ordinances, health and safety codes or other applicable rules, regulations or laws; (b) any actions or proceedings pending, which would materially affect the Property; (c) any litigation pending or threatened against or relating to the Property; or (d) any pending investigation, condemnation or proceeding of any kind which may have a material adverse affect upon the Property.

Seller hereby agrees that the truthfulness of each of said representations and warranties and all other representations and warranties herein made in a condition precedent to the performance by Buyer of Buyer's obligations hereunder; and that the said representations and warranties shall be true as of the date hereof and on the Closing Date. Upon the breach of any thereof, Buyer, prior to the Closing Date, may declare this Agreement to be null and void, or Buyer may elect to close this sale. If Buyer elects to declare this Agreement null and void, neither party shall have any rights or obligations hereunder, except that all Earnest Money herein paid, plus interest thereon, shall be promptly refunded to Buyer. "Seller's Knowledge" as used herein shall mean the actual knowledge of Jay Bastian.

     Each representation and warranty of each party contained in this Agreement shall be true and accurate as of the date hereof and shall be deemed to have been made again at and as of Closing and shall then be true and accurate in all material respects and shall survive Closing for a period of six (6) months.

     17. Damage and Condemnation. Seller shall notify Buyer upon the occurrence of any damage, destruction, taking or threat of taking affecting the Property. In the event of any material damage to or material destruction of the Property, or any material portion thereof, or in the event of any material taking or threat of material taking of the Property, or any material portion thereof, by  exercise of the power of eminent domain, Buyer may elect  to:
(i) terminate this Agreement by giving notice thereof to Seller within ten (10) days of receipt of notice from Seller, whereupon the Earnest Money shall be promptly refunded to Buyer, this Agreement shall become null and void and the parties shall be relieved of and released from any and all further rights, duties, obligations and liabilities hereunder or (ii) consummate the purchase of the Property, whereupon at Closing Seller shall assign any rights to any insurance proceeds or condemnations awards, subject to the rights of Tenant and obligations of Landlord under the Lease. Seller shall provide Buyer with all
information  received  by  Seller  regarding  any  such   damage,
destruction, taking or threat of taking which is reasonably necessary or useful to Buyer in making the election between such alternative.

     18. Default by Buyer; Seller's Remedies. If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to default or breach on the part of Buyer, Seller, at its election, may (i) terminate this Agreement by written notice to Buyer, whereupon the Seller may seek all damages allowed by law or equity; (ii) avail itself of the remedy of specific performance of this Agreement; or (iii) terminate this Agreement and obtain as liquidated damages the entire Earnest Money.

     19. Default by Seller; Buyer's Remedies. If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to default or breach on the part of Seller, then Buyer, at its election, may (i) avail itself of the remedy of specific performance or (ii) terminate this Agreement and receive a refund of the Earnest Money and interest earned thereon as Buyer's sole and exclusive remedies.
20. Release. Buyer and Seller acknowledge that Buyer intends to acquire the fee interest in the property located at 1016 N. Rte. 59, Aurora, Illinois which is subject to the Lease and the Prime Lease. In the event that Buyer or any affiliate of Buyer acquires such fee interest, Buyer or such affiliate shall release and hold Commercial Net Lease Realty, Inc. harmless from any claim, liability or cost or arising out of any obligation or liability of the Commercial Net Lease Realty, Inc. under Prime Lease. This Paragraph shall survive the Closing of this Agreement.
21. Duties of Escrow Agent. The duties of the Escrow Agent are only as herein specifically provided, and Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence as long as the Escrow Agent has acted in good faith. The Seller and Buyer each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder. Buyer and Seller hereby authorize the payment of said Earnest Money, with interest earned thereon, by the Escrow Agent in accordance with the terms and provisions set forth in this Agreement. In the event, however, that in the discretion of the Escrow Agent there exists some doubt as to how or under what circumstances the Earnest Money or interest earned thereon shall be disbursed hereunder, and the parties hereto are unable to agree and direct, in writing, as to whom or under what circumstances the Escrow
Agent shall disburse the same, Escrow Agent shall be entitled to interplead said Earnest Money and interest into the county wherein the Property is situate, without further liability or responsibility on its part. Costs, expenses and attorneys fees associated with any such interpleader shall be deducted from the amount of the Earnest Money and interest earned thereon.

     22. Assignment. Buyer may not assign its interest under this Agreement without obtaining Seller's prior written consent, which may be withheld at Seller's sole discretion. Upon any assignment by Buyer approved by Seller, Buyer shall not be entitled to a release or substitution of the Earnest Money, but shall seek
reimbursement  of  same  from Buyer's assignee.   Notwithstanding
anything contained in this paragraph to the contrary, Buyer shall be permitted, upon prior written notice to Seller not later than five (5) days prior to the Closing Date, to assign its interest under this Agreement to an entity which is controlled by, or under common control with, Buyer.

     23. Notices. Any notice, request, demand, tender or other communication under this Agreement shall be in writing, and shall be deemed to have been duly given at the time and on the date when personally delivered, or upon being delivered to a nationally recognized commercial courier for next day delivery, to the address for each party set forth below, or upon delivery if deposited in the United States Mail, Certified Mail, Return Receipt Requested, with all postage prepaid, to the address for each party set forth below, or by facsimile with proof of delivery of same. The time period in which a response must be made, or action taken, by a party receiving such communication shall commence on the date of actual receipt by such party. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of such communication. By giving prior notice to all other parties, any party may designate a different address for receiving notices. Any notice to Seller hereunder shall not be effective unless and until a copy thereof has also been delivered in accordance with the foregoing requirements to Escrow Agent at the address set forth below.

Notices to Seller:       Commercial Net Lease Realty, Inc.
                         450 South Orange Avenue, Suite 900
                         Orlando, Florida 32801
                         Attention:  Jay Bastian
                         Telephone:  (407) 650-1144
                         Facsimile:   (407) 650-1146

With a copy to:          Lowndes, Drosdick, Doster, Kantor &
                         Reed, P.A.
                         450 South Orange Avenue, Suite 800
                         Orlando, Florida 32801
                         Attention:  David G. Byrnes, Jr.,
                         Esquire
                         Telephone:  (407) 843-4600
                         Facsimile:   (407) 843-4444

Notices to Buyer:        AEI Fund Management, Inc.
                         1300 Wells Fargo Place
                         30 East Seventh Street
                         St. Paul, Minnesota 55101
                         Attention: George J. Rerat
                         Telephone: (651) 227-7333
                         Facsimile: (651) 227-7705

With copy to:            Michael B. Daugherty
                         Attorney at Law
                         1300 Wells Fargo Place
                         30 East Seventh Street
                         Saint Paul, Minnesota 55101
                         Telephone:  (612) 720-0777
                         Facsimile:  (612) 677-3181


     24. Governing Law and Binding Effect. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois and shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto as well as their respective heirs, personal representatives, successors and assigns.

     25. Time of Essence. Time shall be of the essence in the performance of the terms and conditions of this Agreement. In the event any time period specified in this Agreement expires on a Saturday, Sunday or bank holiday on which national banks in Orlando, Florida are closed for business, then the time period shall be extended so as to expire on the next Business Day immediately succeeding such Saturday, Sunday or bank holiday. As used herein, the term "Business Day" means any day that is not a Saturday, Sunday or bank holiday on which national banks in Orlando, Florida are closed for business.

     26. Captions. All captions, headings, paragraph and subparagraph numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit or otherwise vary in any respect the text of this Agreement. All references to particular paragraphs and subparagraphs by number refer to the paragraph or subparagraph so numbered in this Agreement.

     27. Entire Agreement. This Agreement supersedes all prior discussions and agreements between Seller and Buyer with respect to the purchase and sale of the Property. This Agreement contains the sole and entire understanding between Seller and Buyer with respect to the transactions contemplated by this Agreement, and all promises, inducements, offers, solicitations, agreements, representations and warranties heretofore made between the parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written agreement executed by or on behalf of the parties to this Agreement in the same manner as this Agreement is executed.
28. Survival of Provisions. The warranties, representations, agreements, covenants and indemnities of the Seller and Buyer provided for in this Agreement shall survive the Closing under or termination of this Agreement only to the extent expressly provided herein.

     29. Validity. In the event any term or provision of this Agreement is determined by the appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Agreement shall remain in full force and effect.

     30. Attorney's Fees. In the event of any litigation arising out of this Agreement, the party prevailing in obtaining the relief sought, in addition to all other sums that it may be entitled to recover, shall be entitled to recover from the other party its reasonable attorney's fees and expenses incurred as a result of
such  litigation.   This  Paragraph  shall  survive  Closing   or
termination of this Agreement.
31. Effective Date. This Agreement shall be effective on the date that the last of both parties have executed this Agreement, as evidenced by the date set forth beneath their signatures hereinbelow (the "Effective Date").

     32. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

     33. No Recordation. Neither this Agreement nor any notice or memorandum thereof shall be recorded in the public records of any jurisdiction.

     34. Subsequent Offers. Notwithstanding anything else provided in this Agreement, Seller will be entitled to accept back-up offers and back-up contracts contingent upon Buyer's rights under this Agreement.

     35. Confidentiality. Buyer acknowledges that all Confidential Information is the confidential, proprietary, and commercial or financial trade secret information of Seller, and Buyer agrees to
hold  all  Confidential  Information in strict  confidence.   All
Confidential Information is and shall remain the sole property of Seller and may be used only for the purposes set forth in this
Agreement.   Buyer  agrees  that  Buyer  will  not  directly   or
indirectly    disclose,    duplicate,   reproduce,    distribute,
disseminate, transmit, discuss, or otherwise communicate, either verbally or in writing to any person or entity other than its
responsible   shareholders,   directors,   officers,   employees,
attorneys, accountants, consultants, agents, and other authorized
representatives   (collectively   "Authorized    Persons")    any
Confidential Information or documents or information derived from Confidential Information, nor use or allow the use of any Confidential Information for any purpose other than evaluating a possible purchase of the Property from Seller. Prior to any such
disclosure   Buyer  shall  inform  the  Authorized   Persons   by
instruction,   agreement,  or  otherwise  that  the  Confidential
Information is the confidential, proprietary, and trade secret information of Seller and may not be further disseminated to other persons or entities without prior written consent, which must be requested from, and may be given or withheld at the sole discretion of, Seller.

     The term "Confidential Information" means any and all documents or information received directly or indirectly at any time by Buyer, verbally or in writing, from Seller relating to Seller or the Property (the terms "Buyer" and "Seller" as used by this Section shall include their respective subsidiaries, affiliates, shareholders, directors, officers, employees, attorneys, accountants, consultants, agents, or other representatives and their successors and assigns).

     36. Strict Construction. The rule of strict construction shall not apply to this Agreement. This Agreement has been prepared by Seller and its professional advisors and reviewed and modified by Buyer and its professional advisors. Seller, Buyer, and their separate advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of or against either Seller or Buyer merely because of their efforts in preparing it.
37. Tax Deferred Exchange. Seller and Buyer agree to cooperate with each other in effecting for the benefit of either party a delayed like-kind exchange of real property pursuant to Section
1031 of the United States Internal Revenue Code and similar provisions of applicable state law; provided that (i) neither party shall be obligated to delay the closing hereunder and (ii) neither party shall be obligated to execute any note, contract, deed or other document not otherwise expressly provided for in this Agreement providing for any personal liability, nor shall either party be obligated to take title to any property other than the Property as otherwise contemplated in this Agreement or incur additional expense for the benefit of the other party.
Each party shall indemnify and hold the other harmless against any liability which arises or is claimed to have arisen on account of any exchange proceeding which is initiated on behalf of the indemnifying party.


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The  parties have each caused this Real Estate Purchase  Contract to be executed on their behalf as of the date set forth beneath their respective signatures below.

                         "SELLER"

                         COMMERCIAL NET LEASE REALTY,
                         INC., a Maryland corporation


                         By:  /s/ Julian E Whitehurst
                         Name:    Julian E Whitehurst
                         Title:   Executive Vice President
                         Date:    11/18/05





                         "BUYER"

                         AEI INCOME & GROWTH FUND 25 LLC,
                         a Delaware limited liability company


                         By:  AEI Fund Management XXI, Inc.,
                              a   Minnesota  corporation,   its
                              Managing Member


                         By:    /s/ Robert P Johnson
                         Name:      Robert P Johnson
                         Title:     President
                         Date:      11/16/2005






EXHIBITS ATTACHED

Exhibit "A"    -    Legal Description of Property





                           EXHIBIT "A"

                        LEGAL DESCRIPTION

Lot 1 in Meridian Business Campus Phase 2 Unit 8, being a subdivision in Section 16, Township 38 North, Range 9, east of the third principal meridian, according to the plat thereof recorded October 30, 1998 as Document No. R98-
226549, in DuPage County, Illinois.